Exhibit 10.21.1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

[Stamp: Registered by the Legal Department No. VT-358/0506 May 16, 2006 ] [Signature]

SUPPLEMENTARY AGREEMENT

to Agreement No. VT-23/0106 dated January 30, 2006

This SUPPLEMENTARY AGREEMENT (the Supplementary Agreement) to Agreement No. VT-23/0106 dated January 30, 2006 (the Agreement) is made in Moscow, on May 16, 2006, by and between:

CTC Media Inc.    (hereinafter referred to as CTC) represented by its General Director and Chief Executive Officer A. E. Rodnyansky acting on the basis of CTC Board of Directors Resolution dated August 2, 2004 and Power of Attorney No. 99NP dated September 21, 2004;

ZAO Video International Trend (Russian name: ЗАО «Видео Интернэшнл «Тренд») (Primary State Registration Number (OGRN) 1027700294071) (hereinafter referred to as the Agency), a closed stock company represented by its General Director I.A. Matyushenko acting on the basis of the Agency’s Articles of Association; and

ZAO Video International Group of Companies (Russian name: ЗАО «Группа компаний «Видео Интернэшнл») (hereinafter referred to as the Company), a closed stock company represented by its General Director S.A. Vasilyev acting on the basis of the Company’s Articles of Association:

CTC, the Agency and the Company being hereinafter collectively referred to as the Parties.

WHEREAS, Russian Federal Law No. 38-FZ ‘‘On Advertising’’ dated March 13, 2006 comes into effect as of July 1, 2006, and whereas the said law introduces new terms and definitions used in the Agreement and also provides for certain changes and amendments to the existing terms and definitions used in the Agreement as well as to the scope of and the procedure for TV advertising;

NOW, THEREFORE, the Parties have agreed as follows:

1.	Paragraph 2 of Clause 2 of the Agreement shall read as follows:

‘‘The Parties agree that the proposed periods of time to be made available by regional Broadcasters for advertising between 7:00 a.m. and 1:00 a.m. of the following day shall be as follows:

—	In the period between January 1, 2006 and June 30, 2006, six percent (6%) of the total daily duration of the relevant Network Programming Block (in accordance with the terms and conditions of the relevant network TV Channel distribution agreement concluded with the specific Broadcaster), excluding Regional Broadcasting Slots, and all the advertising time during the Regional Broadcasting Slots as permitted by the existing laws (in accordance with the programming of such specific Broadcaster), unless otherwise provided for in Paragraph 14 of this Clause.

—	In the period between July 1, 2006 and December 31, 2007, the said advertising time periods shall be as follows:

•	Three point seven five percent (3.75%) of the total daily duration of the relevant CTC Network Programming Block (in accordance with the terms and conditions of the relevant network CTC TV Channel distribution agreement concluded with the specific Broadcaster), excluding Regional Broadcasting Slots. The Parties agree that the advertising time shall not exceed five percent (5%) of each astronomical hour of the Network Programming Block or three point seven five percent (3.75%) of the total daily duration of the Network Programming Block;

•	Four point five percent (4.5%) of the total daily duration of the New Channel (ESMI Domashny) Network Programming Block (in accordance with the terms and conditions of the network Domashny Channel distribution agreement concluded with the specific Broadcaster), excluding Regional Broadcasting Slots. The Parties agree that the advertising time shall not exceed six percent (6%) of each astronomical hour of the Network Programming Block or four point five percent (4.5%) of the total daily duration of the Network Programming Block;

plus all the advertising time during the Regional Broadcasting Slots as permitted by the existing laws (in accordance with the programming of such specific Broadcaster), unless otherwise provided for in Paragraph 14 of this Clause.’’

—	In the period starting on January 1, 2008 the said advertising time periods shall be as follows:

•	Three point seven five percent (3.75%) of each astronomical hour of the relevant CTC Network Programming Block (in accordance with the terms and conditions of the relevant network CTC TV Channel distribution agreement concluded with the specific Broadcaster), excluding Regional Broadcasting Slots;

•	Four point five percent (4.5%) of each astronomical hour of the New Channel (ESMI Domashny) Network Programming Block (in accordance with the terms and conditions of the network Domashny Channel distribution agreement concluded with the specific Broadcaster), excluding Regional Broadcasting Slots;

plus all the advertising time during the Regional Broadcasting Slots as permitted by the existing laws (in accordance with the programming of such specific Broadcaster), unless otherwise provided for in Paragraph 14 of this Clause.

The Parties further agree that, in the time period between 1:00 a.m. and 7:00 a.m., the Broadcaster shall at its own discretion provide to the Agency time to be made available for Commercials.’’

2.	The Parties hereby confirm that the aggregate gross revenue (less the fees payable to the Agency/Agency contractors as provided for in Clause 4 of the Agreement) received by the Broadcasters in 2006 from regional advertising on the Broadcasters’ Channels shall be [**] US dollars (US$ [**]) including VAT at the rate effective under the existing laws of the Russian Federation. The Parties have agreed among themselves and restated Exhibit 2 hereto specifying restated amounts of each Broadcaster’s revenues in 2006 as provided for in this Clause.

3.	The Parties agree to amend by July 1, 2006 the form of the Standard Agreement (Exhibit 1 hereto) as follows:

3.1	To restate Section 1 (Definitions) as below:

Network Programming Block means a composite audio and visual product (a result of intellectual activities) developed by ZAO Set Televizionnykh Stantsiy / ZAO Novy Kanal (CTC/New Channel) to be used by the Broadcaster as an over-the-air broadcast (pursuant to Article 40 of the Russian Federal Law ‘‘On Copyright and Ancillary Rights’’ (the Copyright Law)) and as a cable broadcast (pursuant to Article 41 of the Copyright Law) pursuant to an agreement concluded between the Broadcaster and CTC/New Channel (the Network Agreement).

Regional Broadcasting Slot means a period of time in the Network Programming Block during which the Broadcaster may at its own discretion replace audio and visual products of the Network Programming Block with any other shows in accordance with the terms and conditions of the Network Agreement.

Advertising means information disseminated by any means whatsoever, in any form whatsoever and with the help of any tools whatsoever which is addressed to an unidentified group of individuals and is directed at attracting attention to, creating and maintaining interest in and promotion of, the object being so advertised.

Commercial means an audio and visual product having advertising content and being no longer than one hundred and twenty (120) seconds .

Logo means the original graphic symbol of the advertiser used to symbolize its product and often used as its trademark. The said graphic symbol may be located in any corner of the TV screen in a static or dynamic form.

Running Captions means an advertising message transmitted during or between TV broadcasts or during announcer messages or caption cards by superimposing on the TV image a static and/or dynamic text message in the lower part of the TV screen.

Sponsor Advertising means any advertising which may be disseminated subject to a reference to a certain sponsor being made therein.

Social Advertising means information disseminated by any means whatsoever, in any form whatsoever and with the help of any tools whatsoever which is addressed to an unidentified group of individuals and is directed at fulfilling charitable or publicly significant objectives or promoting state interests.

Social Advertising may not make mention of any particular brands (models, items) of goods, trademarks, service marks or any other identification tools or of any individuals, legal entities or sponsors other than state authorities or other government bodies or local bodies or those municipal bodies which do not make part of the local authorities.

Cross Promotion means promotion by the Broadcaster of any third party (the Counterparty) which in its turn promotes the Broadcaster under an agreement or agreements concluded between the Broadcaster and such Counterparty or Counterparties. As used herein, the Counterparty may solely be a mass media outlet (a mass media editorial board or a publisher) and the advertising information provided thereby may only pertain to such Counterparty itself or to the corresponding mass media outlet (or the mass media group of the relevant Counterparty) or to other affiliates of the Broadcaster (CTC Media). A Counterparty of any other type shall be subject to prior consent of the Agency.

Broadcaster Own Information means previews of CTC/New Channel or Broadcaster TV shows appearing in Network Programming Blocks or Regional Broadcasting Slots or announcements of any activities prepared and conducted by CTC/New Channel or the Broadcaster without participation of any third party. This definition shall not apply to advertising of any other broadcasters of Network Programming Blocks or to advertising of any separate legal entities incorporated with participation of the Broadcaster or to any projects carried out with participation of any third party.

Unauthorized Advertising means any advertising by the Broadcaster in Network Programming Blocks or Regional Broadcasting Slots without prior written consent of the Agency. This definition shall also apply to any advertising as may be broadcasted as part of the Broadcaster Own Information.

Unauthorized Advertising shall not include:

(a)	Any CTC/New Channel and/or Broadcaster caption cards opening or closing any advertising block which does not contain any third party advertising;

(b)	Broadcaster Own Information;

(c)	Any information on third parties as provided for in Clause 2.4 hereof.

Client means any advertiser or third party representing an advertiser pursuant to a relevant agreement.

Network Advertising means any advertising which, pursuant to the Network Agreement, must appear in Network Programming Blocks and may not be excluded from the Broadcaster’s broadcasts or replaced by any other audio and visual products.

Regional Advertising means any advertising which must be broadcasted by the Broadcaster in Network Programming Blocks or Regional Broadcasting Slots during designated time periods and exclusively within the Territory.

Territory means [INDICATE CITY/OBLAST/KRAY] in the territory of which the Broadcaster broadcasts Network Programming Blocks and shows of Regional Broadcasting Slots pursuant to the Network Agreement and License No. [NUMBER] issued by [INDICATE ISSUING AUTHORITY AND DATE OF ISSUANCE] a copy of which is attached hereto as Exhibit 7.

Advertising Services means making the Broadcaster’s Network Programming Blocks and Regional Broadcasting Slots (ESMI CTC−[    ]/[    ] representing the Domashny TV show) available for regional advertising in the form of Commercials pursuant to any agreements concluded by the Agency on its own behalf but for the Broadcaster account or making the same available for a fee for any other advertising, including Social Advertising, pursuant to any supplement agreements hereto.

Accounting Period means one calendar month.

Prime Time means the most watched continuous periods of time (between 6:00 p.m. and 12:00 p.m. local time).

Broadcaster Gross Advertising Revenue in the Accounting Period (or the Broadcaster Gross Revenue) includes the following:

•	Sales revenue from broadcasting regional advertising in Network Programming Blocks or Regional Broadcasting Slots pursuant to agreements concluded by the Agency with Clients in accordance herewith;

•	Sales revenue from broadcasting regional advertising in Network Programming Blocks or Regional Broadcasting Slots pursuant to agreements concluded by the Broadcaster (or its authorized representatives) with Clients prior to the execution date hereof and under which advertising services must be provided starting from January 1, 2006, or pursuant to agreements concluded by the Broadcaster (or its authorized representatives) with Clients after the execution date hereof on written consent of the Agency (excluding any agreements for Cross Promotion or Social Advertising broadcasting at the Broadcaster cost);

•	Any non-sales revenue (penalties, fines and other amounts unrelated to sales) payable to the Broadcaster and actually received by the Agency within the framework of transactions concluded by the Agency with the Clients in accordance herewith;

•	Any break-up fees payable to the Broadcaster and actually received by the Agency within the framework of transactions concluded by the Agency with the Clients in accordance herewith.’’

3.2	The Parties agree that Paragraph 3 of Clause 2.3 shall read as follows (depending on the distribution of the relevant TV Channel):

—	In the event of distribution of the CTC TV Channel by the Broadcaster:

‘‘For the purposes of conclusion by the Agency of agreements with Clients covering broadcasting of regional advertising in Network Programming Blocks or Regional Broadcasting Slots, the Broadcaster shall allocate for regional advertising the following time periods between 7:00 a.m. of the corresponding day and 01:00 of the following day:

—	In the period between Jul 1, 2006 and December 31, 2007, the said advertising time periods shall be three point seven five percent (3.75%) of the total daily duration of the relevant Network Programming Block (in accordance with the terms and conditions of the relevant Network Agreement), excluding Regional Broadcasting Slots. The Parties agree that the advertising time shall not exceed five percent (5%) of each astronomical hour of the Network Programming Block or three point seven five percent (3.75%) of the total daily duration of the Network Programming Block;

—	In the period starting from January 1, 2008, the said advertising time periods shall be three point seven five percent (3.75%) of each astronomical hour of the relevant CTC Network Programming Block (in accordance with the terms and conditions of the relevant network CTC TV Channel distribution agreement concluded with the specific Broadcaster), excluding Regional Broadcasting Slots;

plus all the advertising time during the Regional Broadcasting Slots as permitted by the existing laws (in accordance with the programming of such specific Broadcaster), unless otherwise provided for herein.

The Parties further agree that, in the time period between 1:00 a.m. and 7:00 a.m., the Broadcaster shall at its own discretion provide to the Agency time to be made available for Commercials.’’

—	In the event of distribution of the Domashny TV Channel by the Broadcaster:

‘‘For the purposes of conclusion by the Agency of agreements with Clients covering broadcasting of regional advertising in Network Programming Blocks or Regional Broadcasting Slots, the Broadcaster shall allocate for regional advertising the following time periods between 7:00 a.m. of the corresponding day and 01:00 of the following day:

—	In the period between July 1, 2006 and December 31, 2007, the said advertising time periods shall be four point five percent (4.5%) of the total daily duration of the New Channel (ESMI Domashny) Network Programming Block (in accordance with the terms and conditions of the relevant network Domashny TV Channel distribution agreement concluded with the specific Broadcaster), excluding Regional Broadcasting Slots. The Parties agree that the advertising time shall not exceed six percent (6%) of each astronomical hour of the Network Programming Block or four point five percent (4.5%) of the total daily duration of the Network Programming Block;

—	In the period starting from January 1, 2008, the said advertising time periods shall be four point five percent (4.5%) of each astronomical hour of the relevant Network Programming Block (in accordance with the terms and conditions of the relevant network Domashny TV Channel distribution agreement concluded with the specific Broadcaster), excluding Regional Broadcasting Slots;

plus all the advertising time during the Regional Broadcasting Slots as permitted by the existing laws (in accordance with the programming of such specific Broadcaster), unless otherwise provided for herein.

The Parties further agree that, in the time period between 1:00 a.m. and 7:00 a.m., the Broadcaster shall at its own discretion provide to the Agency time to be made available for Commercials.’’

3.3	The Parties agree to exclude the following Paragraph 16 of Clause 3.2.1 of the Agreement:

‘‘If the advertised activities require licensing, the advertising provided by the advertiser to the Broadcaster for the purposes of being broadcasted thereby must specify the number of the relevant license and the name of the licensing authority. Any advertising of goods which require certification shall be marked as ‘‘subject to mandatory certification’’.’’

3.4	The Parties agree to exclude the second and the third sentences from Clause 3.2.5.

4.	The Parties agree to be governed by the terms and conditions of the Agreement in any matters not specifically provided for in, and not violating the terms or conditions of, this Supplement Agreement.

5.	This Supplementary Agreement shall commence as of the date it is executed by duly authorized representatives of both Parties.

6.	This Supplementary Agreement is made in three (3) counterparts, one for each Party.

SIGNATURES OF PARTIES

On behalf of CTC	On behalf of the Company
[Signature]	[Signature]
A.E. Rodnyansky	S.A. Vasilyev
[Company seal:] Closed Stock Company ZAO
V.S. Khanumyan	Video International Company Group (Moscow)
On behalf of the Agency
[Signature]
I.A. Matyushenko
[Company seal:] Closed Stock Company ZAO
Video International Trend
On 6 pages filed, numbered and sealed
[Signature]
I.A. Matyushenko
General Director
[Company seal:] Closed Stock Company ZAO
Video International Trend

EXHIBIT 2
to Agreement No. VT-23/0106 dated January 30, 2006

Breakdown of 2006 Baseline Sales Revenue by Broadcasters
(as restated on May 16, 2006)

No.	City/TV Channel	Broadcaster	TV Channel sales (VAT incl.) in USD less Agency fees
1	Moscow/CTC	OOO Marathon TV	[	**]
2	Moscow/Domashny	OAO Teleexpress	[	**]
3	St. Petersburg/CTC	ZAO Telekompaniya 6 Kanal	[	**]
4	St. Petersburg/Domashny	ZAO Nevsky Kanal	[	**]
5	Yekaterinburg	ZAO RTK	[	**]
6	Kazan/CTC	ZAO Kanal 6	[	**]
7	Kazan/Domashny	ZAO Variant	[	**]
8	Samara/CTC	ZAO Radio-Volga-TV	[	**]
9	Nizhny Novgorod/CTC	OOO NTK	[	**]
10	Omsk/CTC	ZAO Zodiak	[	**]
11	Rostov-on-Don/CTC	ZAO YuRKh	[	**]
12	Vladivostok/CTC	OOO CTC-Voskhod	[	**]
13	Perm/CTC	ZAO TV-Maxima	[	**]
14	Perm/Domashny	OOO Telekompaniya T-8	[	**]
15	Volgograd/CTC	OOO CTC-Volgograd	[	**]
16	Voronezh/CTC	OOO VTK	[	**]
17	Tver/CTC	ZAO TRK Guberniya	[	**]
18	Ufa/CTC	OOO CTC-Ufa	[	**]
	TOTAL		[	**]

SIGNATURES OF PARTIES

AGENCY	CTC
[Signature]
I.A. Matyushenko	A.E. Rodnyansky
/Affix seal here/	/Affix seal here/